Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	June 16, 2006
Company:	Central Federal Corporation 2923 Smith Road Fairlawn, Ohio 44333
Contact:	Mark S. Allio Chairman, President and CEO
Phone:	330.576.1334	Fax:	330.666.7959
CENTRAL FEDERAL CORPORATION DECLARES DIVIDEND
Fairlawn, Ohio — June 16, 2006 — Central Federal Corporation (NASDAQ: CFBK) announced today that the Company’s Board of Directors declared a cash dividend of 9 cents per share on its common stock to be paid on July 14, 2006 to stockholders of record on July 3, 2006.
About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Columbus and Wellsville, Ohio and a residential mortgage loan origination office in Akron, Ohio. Additional information about mortgage loans, home equity loans, commercial loans and other services is available at www.CFBankOnline.com.
Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that such statements necessarily are based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic and market conditions. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.